Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com
West Corporation Reports Fourth Quarter and Full Year 2007 Results
and Provides 2008 Guidance
OMAHA, NE, January 30, 2008 — West Corporation, a leading provider of outsourced communication solutions, today announced its fourth quarter and full year 2007 results.
Financial Summary (unaudited)
(Dollars in millions)

	Three Months Ended			Year Ended
	December 31,			December 31,
			Percent			Percent
	2007	2006	Change	2007	2006	Change
Revenue	$539.6	$496.4	8.7%	$2,099.5	$1,856.0	13.1%
Adjusted EBITDA[1]	$142.6	$141.5	0.8%	$584.1	$501.9	16.4%
Adjusted EBITDA Margin	26.4%	28.5%		27.8%	27.0%
Adjusted EBITDA Excl. Interest Income[1]	$141.4	$137.1	3.1%	$572.7	$495.9	15.5%
Cash Flow from Operations	$68.2	$(32.1)	NM	$250.7	$196.6	27.5%
“West had another solid year of growth and profitability,” said Thomas B. Barker, Chief Executive Officer of West Corporation. “For the first time, the company had revenues

[1] See Reconciliation of Financial Measures below.

NM — Not meaningful

in excess of $2 billion. West also had record operating income in 2007. We will continue to focus our growth on those areas of our business that are most profitable.”
Consolidated Operating Results
For the fourth quarter ended December 31, 2007, revenues were $539.6 million compared to $496.4 million for the same quarter last year, an increase of 8.7 percent. Revenue from acquired entities2 accounted for $29.4 million of the $43.2 million increase during the fourth quarter.
During the quarter, the Company recorded a $15.0 million accrual in the Communication Services segment related to a potential settlement of its Sanford and Ritt class actions previously disclosed in its periodic filings with the Securities and Exchange Commission and $3.5 million in impairment and site closure charges in its Receivables Management segment. These two items resulted in a 530 basis point reduction in the Communication Services segment fourth quarter operating margin, a 490 basis point reduction in the Receivables Management fourth quarter operating margin and a 340 basis point reduction in consolidated fourth quarter operating margin.
For the year ended December 31, 2007, revenues were $2,099.5 million compared to $1,856.0 million for 2006, an increase of 13.1 percent. Revenue from acquired entities2 accounted for $164.2 million of the $243.5 million increase. Organic revenue growth for 2007 was $79.3 million, an increase of 4.3 percent over 2006.
Balance Sheet and Liquidity
At December 31, 2007, West Corporation had cash and cash equivalents totaling $141.9 million and working capital of $187.8 million. Fourth quarter depreciation expense was $26.1 million and amortization expense was $19.8 million. Cash flow from operating activities was $68.2 million and was impacted by cash paid for interest expense of $106.9 million. Adjusted EBITDA for the fourth quarter was $142.6 million, or 26.4 percent of revenue.
Cash flow from operating activities for 2007 was $250.7 million, compared to $196.6 million for 2006. Cash paid for interest expense in 2007 was $302.5 million. Adjusted EBITDA for 2007 was $584.1 million ($572.7 million excluding non-recurring interest income), an increase of 16.4 percent, versus $501.9 million in 2006. Adjusted EBITDA as a percent of revenue grew to 27.8 percent in 2007 from 27.0 percent in 2006. A reconciliation of Adjusted EBITDA to cash flow from operating activities is presented below.

[2]	Acquired entities include CenterPost Communications, Inc. (acquired in February 2007) and TeleVox Software, Incorporated (acquired in March 2007) in the Communications Services segment and Omnium Worldwide, Inc. (acquired in May 2007) in the Receivables Management segment.

“During the quarter, we invested $29.9 million in capital expenditures primarily for equipment and infrastructure,” stated Paul Mendlik, Chief Financial Officer of West Corporation. “For the year, our capital expenditures totaled $103.6 million, or 4.9% of revenues.”
2008 Guidance
For 2008, the Company expects the following results. This guidance assumes no acquisitions or additional changes in the current operating environment.

In millions	2007 Actual	2008 Guidance
Revenue	$2,099.5	$2,200 - $2,275
Adjusted EBITDA Excluding Interest Income	$572.7	$600 - $625
Cash Flow from Operations	$250.7	$235 - $260
Capital Expenditures	$103.6	$105 - $120
Conference Call
The Company will hold a conference call to discuss these topics on Thursday, January 31, 2008 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will also be available on the website.
About West Corporation
West Corporation is a leading provider of outsourced communication solutions to many of the world’s largest companies, organizations and government agencies. West helps its clients communicate effectively, maximize the value of their customer relationships and drive greater profitability from every interaction. The Company’s integrated suite of customized solutions includes customer acquisition, customer care, automated voice services, emergency communications, conferencing and accounts receivable management services.
Founded in 1986 and headquartered in Omaha, Nebraska, West has a team of 42,000 employees based in North America, Europe and Asia. For more information, please visit www.west.com.
Forward Looking Statements
This press release contains forward looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include the ability to integrate or achieve the objectives of our recent acquisitions, West’s ability to complete future acquisitions, competition in West’s highly competitive industries, extensive regulation in many of West’s markets, West’s ability to recover on its charged-off consumer receivables, capacity utilization of West’s contact centers, the cost and reliability of voice and data services, availability of key personnel and employees, the cost of labor and turnover rates, the political, economic and other conditions in countries where West operates, the loss of any key clients, West’s ability to purchase charged-off receivable portfolios on acceptable terms and in sufficient amounts, the nature of West’s forward flow contracts, the non-exclusive nature of West’s client contracts and the absence of revenue commitments, the possibility of an emergency interruption to West’s data and contact centers, acts of terrorism or war, security or privacy breaches of West’s systems and databases, West’s ability to protect proprietary information or technology, West’s ability to continue to keep pace with technological developments, the cost of pending and future litigation and other risk factors described in documents filed by the company with the United States Securities and Exchange Commission including West’s annual report on Form 10-K for the year ended December 31, 2006 and quarterly report on Form 10-Q for the quarter ended September 30, 2007. These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

WEST CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except selected operating data)

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
	2007	2006	Change	2007	2006	Change
Revenue	$539,575	$496,377	8.7%	$2,099,492	$1,856,038	13.1%
Cost of services	240,790	214,375	12.3%	912,389	818,522	11.5%
Selling, general and administrative expenses	223,950	275,876	-18.8%	840,532	800,301	5.0%

Operating income	74,835	6,126	1121.6%	346,571	237,215	46.1%
Interest expense	80,582	65,958	22.2%	332,372	94,804	250.6%
Other expense (income), net	(468)	(5,208)	91.0%	(13,396)	(8,144)	-64.5%

Income before tax	(5,279)	(54,624)	90.3%	27,595	150,555	-81.7%
Income tax expense (benefit)	(333)	(7,605)	95.6%	6,814	65,505	-89.6%
Minority Interest	3,124	5,953	-47.5%	15,399	16,287	-5.5%

Net income (loss)	$(8,070)	$(52,972)	84.8%	$5,382	$68,763	-92.2%

SELECTED SEGMENT DATA:
Revenue:
Communication Services	$283,431	$283,409	0.0%	$1,094,346	$1,020,242	7.3%
Conferencing	185,594	158,691	17.0%	727,831	607,506	19.8%
Receivables Management	72,212	55,880	29.2%	283,446	234,521	20.9%
Inter segment eliminations	(1,662)	(1,603)	-3.7%	(6,131)	(6,231)	1.6%

Total	$539,575	$496,377	8.7%	$2,099,492	$1,856,038	13.1%

Operating Income:
Communication Services	$22,898	$3,699	519.0%	$114,754	$89,065	28.8%
Conferencing	42,677	5,509	674.7%	181,673	119,437	52.1%
Receivables Management	9,260	(3,082)	400.5%	50,144	28,713	74.6%

Total	$74,835	$6,126	1121.6%	$346,571	$237,215	46.1%

Operating Margin:
Communication Services	8.1%	1.3%	523.1%	10.5%	8.7%	20.7%
Conferencing	23.0%	3.5%	557.1%	25.0%	19.7%	26.9%
Receivables Management	12.8%	-5.5%	332.7%	17.7%	12.2%	45.1%

Total	13.9%	1.2%	1058.3%	16.5%	12.8%	28.9%

SELECTED OPERATING DATA ($M):
Share-based compensation expense recognized	0.3	17.6
Cash flow from operations	68.2	(32.1)
Term loan facility	2,376.4	2,100.0
Senior notes	650.0	650.0
Senior subordinated notes	450.0	450.0

	Condensed Balance Sheets
	December 31,	December 31,	%
	2007	2006	Change
Current assets:
Cash and cash equivalents	$141,947	$214,932	-34.0%
Trust cash	10,358	7,104	45.8%
Accounts receivable, net	289,480	285,087	1.5%
Portfolio receivables, current	77,909	64,651	20.5%
Deferred income taxes receivable	33,718	4,636	627.3%
Other current assets	44,463	49,746	-10.6%

Total current assets	597,875	626,156	-4.5%
Net property and equipment	298,645	294,707	1.3%
Portfolio receivables, net	132,233	85,006	55.6%
Goodwill	1,329,978	1,186,375	12.1%
Other assets	487,759	343,612	42.0%

Total assets	$2,846,490	$2,535,856	12.2%

Current liabilities	$410,080	$497,586	-17.6%
Long Term Obligations	3,495,529	3,206,590	9.0%
Other liabilities	138,297	45,279	205.4%

Total liabilities	4,043,906	3,749,455	7.9%

Minority interest	12,937	10,299	25.6%
Class L common stock	1,029,782	903,656	14.0%

Stockholders’ deficit	(2,240,135)	(2,127,554)	5.3%

Total liabilities and stockholders’ deficit	$2,846,490	$2,535,856	12.2%

Reconciliation of Financial Measures
The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity, we use Adjusted EBITDA, which we define as earnings before interest expense, share based compensation, taxes, depreciation and amortization, minority interest, non-recurring litigation settlement costs, other non-cash reserves, transaction costs and after acquisition synergies and excluding unrestricted subsidiaries, or “Adjusted EBITDA.” We also use Adjusted EBITDA Excluding Interest Income, which we define as earnings before interest expense and non-recurring interest income, share based compensation, taxes, depreciation and amortization, minority interest, non-recurring litigation settlement costs, other non-cash reserves, transaction costs and after acquisition synergies and excluding unrestricted subsidiaries, or “Adjusted EBITDA Excluding Interest Income.” EBITDA, Adjusted EBITDA and Adjusted EBITDA Excluding Interest Income are not measures of financial performance or liquidity under generally accepted accounting principles (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted EBITDA Excluding Interest Income should not be considered in isolation or as a substitute for net income, cash flow from operations or other income or cash flow data prepared in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA Excluding Interest Income, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and Adjusted EBITDA Excluding Interest Income are presented as we understand certain investors use them as one measure of our historical ability to service debt. Adjusted EBITDA is also used in our debt covenants. Set forth below is a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Excluding Interest Income to cash flow from operations.

Amounts in thousands	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2007	2006	2007	2006

Cash flow from operating activities	$68,235	$(32,120)	$250,732	$196,638
Income tax expense (benefit)	(333)	(7,605)	6,814	65,505
Deferred income tax (expense) benefit	7,847	6,587	8,917	(9,300)
Interest expense	80,582	65,731	332,372	94,804
Minority interest in earnings, net of distributions	(939)	(1,402)	(2,234)	2,814
Provision for share based compensation	(325)	(17,643)	(1,276)	(28,738)
Debt amortization	(3,626)	(2,760)	(14,671)	(3,410)
Excess tax benefit from stock options exercised	—	50,794	—	50,794
Other	(141)	(516)	195	(877)
Changes in operating assets and liabilities, net of business acquisitions	(33,151)	(18,705)	(53,461)	(2,180)

EBITDA	118,149	42,361	527,388	366,050
Minority interest	3,124	5,953	15,399	16,287
Provision for share based compensation	325	17,643	1,276	28,738
Recapitalization costs	1,820	73,210	12,912	78,835
Non-recurring litigation settlement costs	15,741	—	15,741	—
Acquisition synergies and costs	2,197	1,800	7,244	7,000
Site closures and non-cash portfolio impairments	2,313	—	2,313	—
Vertical Alliance adjustment	(1,108)	552	1,850	3,727
Synthetic lease interest	—	—	—	1,305

Adjusted EBITDA	$142,561	$141,519	$584,123	$501,942

Interest income	1,173	4,430	11,389	6,081

Adjusted EBITDA Excluding Interest Income	$141,388	$137,089	$572,734	$495,861